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                                                                Exhibit 3.13

                             CERTIFICATE OF TRUST

        The undersigned, the trustees of SCI Financing II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C, Section 3810 hereby certify as follows:

        1. The name of the business trust being formed hereby (the "Trust") is "SCI Financing II".

        2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            The Bank of New York (Delaware)
            White Clay Center, Route 273
            Newark, Delaware 19711


Dated: June 26, 1995

                                         /s/  GREGORY L. CAUTHEN
                                         ------------------------------------
                                         Gregory L. Cauthen, as Trustee



                                         The Bank of New York (Delaware),
                                           as Trustee

                                         By:  /s/  JOSEPH F. LEARY
                                         ------------------------------------
                                         Name:  Joseph F. Leary
                                         Title: Vice President